UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 17, 2010, Family Dollar Stores, Inc. (the “Company”) completed several concurrent steps to modify the structure of its indebtedness and committed funding. Specifically, the Company has:

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entered into a new four-year Credit Agreement dated as of November 17, 2010 (the “$400 Million Credit Facility”) by and among the Company as Borrower, Wells Fargo Bank, National Association (“Wells Fargo”) as Administrative Agent and the lenders party thereto;

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entered into a Second Amendment dated as of November 17, 2010 (the “Second Amendment”) to the Credit Agreement dated as of August 24, 2006 (as so amended, the “$200 Million Credit Facility”) by and among the Company and Family Dollar, Inc., as Borrowers, Wells Fargo (as successor to Wachovia Bank, National Association (“Wachovia”)) as Administrative Agent and the lenders party thereto; and

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entered into a First Amendment, dated as of November 17, 2010 (the “NPA Amendment”) to the Note Purchase Agreement dated as of September 27, 2005 (as so amended, the “Note Purchase Agreement”), which governs the Company’s $250 million Senior Notes due 2015 (the “Senior Notes”).

Taken together, these measures (a) extend the maturity of the committed credit facilities available to the Company and (b) will better position the Company to issue new debt, without subsidiary co-borrowers or guarantors. As the Company reported in its Annual Report on Form 10-K filed on October 26, 2010 (the “2010 Form 10-K”), it may undertake additional borrowing in order to help fund in part the $750 million share repurchase program it announced on September 29, 2010.

The Company concurrently terminated the 364-day Credit Agreement dated as of December 16, 2009 (the “364-Day Credit Agreement”) by and among the Company and Family Dollar, Inc., as Borrowers, Wells Fargo (as successor to Wachovia) as Administrative Agent and the lenders party thereto.

The $400 Million Credit Facility

The $400 Million Credit Facility provides for revolving loans, swingline loans and letters of credit up to an aggregate of $400,000,000. Proceeds may be used for any general corporate purpose, including share repurchases. Revolving loans under the $400 Million Credit Facility will bear interest at either LIBOR or Base Rate (as defined in the $400 Million Credit Facility), at the Company’s option, plus a margin that varies depending on the Company’s consolidated leverage ratio. The $400 Million Credit Facility provides for covenants substantially similar to those in the $200 Million Credit Facility and the Note Purchase Agreement, including without limitation: (a) limitations on secured borrowing, (b) a limitation on Priority Debt (as defined in the $400 Million Credit Facility, which generally includes debt and guarantees of the Company’s subsidiaries) to 10% of Consolidated Net Worth (as defined in the $400 Million Credit Facility), (c) a covenant not to permit the Consolidated Leverage Ratio (as defined in the $400 Million Credit Facility) as of any fiscal quarter end to exceed 50%, and (d) a covenant not to permit the Consolidated Fixed Charge Coverage Ratio (as defined in the $400 Million Credit Facility) as of any fiscal quarter end to be less than 2.00 to 1.00.

The $400 Million Credit Facility matures on November 17, 2014, with two one-year extension options. Any extension of the maturity date will be binding only on consenting lenders and only if lenders holding more than 50% of the aggregate commitments consent.

A copy of the $400 Million Credit Facility will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending November 27, 2010. The Company did not make a drawing on the $400 Million Credit Facility upon the closing of the facility.

Amendment to Existing Credit Facility

The Second Amendment reduces the aggregate commitment under the $200 Million Credit Facility from $350 million to $200 million and limits its usage to stand-by letters of credit only. It also releases Family Dollar, Inc. as a co-borrower and Family Dollar Services, Inc., Family Dollar Trucking, Inc. and Family Dollar Operations, Inc. as guarantors under the agreement, leaving the Company as sole borrower. In addition, the Second Amendment (a) changes the Consolidated Leverage Ratio (as defined in the $200 Million Credit Facility) the Company is required to maintain as of any fiscal quarter end from 60% to 50%, (b) changes the maximum aggregate amount of Priority Debt (as defined in the $200 Million Credit Facility, which generally includes debt and guarantees of the Company’s subsidiaries) the Company may permit as of any fiscal quarter end from 20% to 10% of Consolidated Net Worth (as defined in the $200 Million Credit Facility), and (c) eliminates the Company’s ability to request an extension of the facility beyond its current maturity date of August 24, 2011.

A copy of the Second Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending November 27, 2010. The $200 Million Credit Facility was previously filed as an exhibit to the 2010 Form 10-K. The Company has $143.0 million in letters of credit outstanding under the $200 Million Credit Facility as of November 17, 2010.

Amendment to the Note Purchase Agreement

The NPA Amendment releases Family Dollar, Inc. as co-obligor under the Senior Notes and Family Dollar Services, Inc., Family Dollar Trucking, Inc. and Family Dollar Operations, Inc. as guarantors of the Senior Notes, leaving the Company as sole obligor. It also (a) changes the Consolidated Leverage Ratio (as defined in the Note Purchase Agreement) the Company is required to maintain as of any fiscal quarter end from 60% to 50%, (b) changes the maximum aggregate amount of Priority Debt (as defined in the Note Purchase Agreement, which generally includes debt and guarantees of the Company’s subsidiaries) the Company may permit as of any fiscal quarter end from 20% to 10% of Consolidated Net Worth (as defined in the Note Purchase Agreement), (c) changes the amount of the Company’s consolidated total assets and consolidated gross revenues that must be accounted for by the Company and subsidiaries subject to the covenants under the Note Purchase Agreement from 75% to 90%, (d) modifies the limitation on secured debt, and (e) adds a covenant giving the Senior Notes the benefit of certain additional or more restrictive covenants that may be included in future indebtedness of the Company. The NPA Amendment also amends the Note Purchase Agreement to provide for an increase in the interest rate on the Senior Notes by 100 basis points if either of the ratings by Standard & Poor’s or Moody’s drops below BBB- and Baa3 respectively and 200 basis points if either of the ratings drops below BB- and Ba3 respectively or no rating has been assigned by at least one of the agencies.

A copy of the NPA Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending November 27, 2010. The Note Purchase Agreement was previously filed as an exhibit to the 2010 Form 10-K.

As disclosed in the Company’s Current Report on Form 8-K filed on October 5, 2010, the Company is also party to an accelerated share repurchase agreement with Wells Fargo, the Administrative Agent under both the $400 Million Credit Facility and the $200 Million Credit Facility. The Company has funded such repurchase with cash on hand. In addition, Wells Fargo, the lenders under the credit facilities and their respective affiliates have performed, and may in the future perform, various commercial banking and financial advisory services for the Company and its subsidiaries for which they have received, and may receive, customary fees and expenses.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 17, 2010, the Company and Family Dollar, Inc., as Borrowers, and Wells Fargo (as successor to Wachovia) agreed to terminate the 364-Day Credit Agreement, effective immediately. The 364-Day Credit Agreement was scheduled to mature on December 15, 2010. There were no outstanding drawings under the 364-Day Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: November 17, 2010	By:	/s/ James C. Snyder, Jr.
James C. Snyder, Jr.
Senior Vice President, General Counsel and
Secretary